Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10th, 2014, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Sabre Corporation dated March 10th, 2014.

/s/ ERNST & YOUNG LLP

Dallas, Texas

March 10th, 2014